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                                                                      EXHIBIT 99

                    GARTNER, INC. SAVINGS AND INVESTMENT PLAN

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
           (SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

In connection with the Annual Report on Form 11-K of the Gartner, Inc. Savings and Investment plan for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date here of (the "Report"), Lisa Nadler, as Senior Vice President and Treasurer of Gartner, Inc. and Plan Administrator, hereby certifies, pursuant to 10 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbannes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the Net Assets Available for Benefits and Changes in Net Assets Available for Benefits of the Gartner, Inc. Savings and Investment Plan.

Dated: June 27, 2003                                        /s/ Lisa Nadler
                                                            ---------------
                                                            Lisa Nadler
                                                            SVP, Treasurer
                                                            Gartner, Inc.
                                                            Member of the
                                                            Administrative
                                                            Committee and Plan
                                                            Administrator

A signed original of this statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.